EXHIBIT 10.1
AMENDMENT NUMBER 2
TO INDENTURE
     THIS AMENDMENT NUMBER 2 TO INDENTURE (this “Amendment”), dated as of June 29, 2007 (the “Effective Date”) amends that certain Indenture, dated as of October 28, 2005 and amended by that certain Amendment Number 1 to Indenture, dated as of July 31, 2006 (as amended, modified or supplemented from time to time as permitted thereby, the “Indenture”) by and between UCO Compression 2005 LLC (the “Issuer”) and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”).
W I T N E S S E T H:
     WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Indenture;
     WHEREAS, the parties desire to amend the Indenture in order to modify certain provisions of the Indenture;
     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:
SECTION 1.      Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Indenture. References in this Amendment to the “Control Party” refer to Ambac Assurance Corporation, which is the Control Party under the Series 2005-1 Notes and Series 2005-2 Notes and constitutes, as of the Effective Date, the Requisite Global Majority.
SECTION 2.      Full Force and Effect. Other than as specifically modified hereby, the Indenture shall remain in full force and effect in accordance with the terms and provisions thereof and is hereby ratified and confirmed by the parties hereto.
SECTION 3.      Amendments to the Indenture. Pursuant to Section 1002 of the Indenture, as of the Effective Date, the following amendments are being made to the Indenture:
     (a)      Section 645 of the Indenture is hereby deleted in its entirety and the following shall be substituted in place thereof:
“Section 645. Sales of Owner Compressors to a Universal Affiliate. The Issuer shall not (and shall cause the Manager to not) sell any Owner Compressor to a Universal Affiliate, except for any such sale to a Universal Affiliate (a) of a Prohibited Below DV Compressor, (b) of an Owner Compressor that is not then subject to a User Contract and which is made for the purpose of using such Owner Compressor at a location outside of the United States, or (c) of an Owner Compressor for the purpose of UPL or any Subsidiary of UPL using such Owner Compressor; provided that, in the case of either clause (a), (b) or (c), such sale is made:
     (i)      with the prior written consent of the Issuer and each Control Party;
     (ii)      in the ordinary course of business of the Manager and based on a determination by the Manager in its reasonable business judgment that such a sale is in the best interests of the Issuer;

     (iii)      for Net Compressor Sales Proceeds payable on the sale date (which, except in the case of a sale pursuant to clause (b) made for the purpose of curing a breach of Section 647 hereof, shall be prior to removal of the Owner Compressor from the United States) in an amount equal to the greater of (x) the then fair market value of such Owner Compressor and (y) the then Depreciated Value of such Owner Compressor;
     (iv)      while no Trigger Event exists (or would result from such sale) other than, in the case of any sale to a Universal Affiliate of Prohibited Below DV Compressors, an Undercollateralization Event or Net Revenue Event;
     (v)      in the case of a sale pursuant to clause (c) above, (1) the Issuer or the Manager shall have delivered a list of the Owner Compressors to be sold (which list shall describe the Compressors to be sold and the User of each such Compressor) to the Indenture Trustee and each Control Party no later than 10 Business Days prior to such sale, and (2) the Issuer shall have delivered to the Indenture Trustee and each Control Party, no later than five (5) Business Days prior to such sale, a written notice specifying the Purchase Date on which Additional Compressors will be purchased with the proceeds of such sale (which Purchase Date shall be no later than thirty (30) days after the date of such sale), describing the Additional Compressors to be purchased (which Additional Compressors shall satisfy all of the Additional Compressor Criteria and Purchase Criteria) and complying with all of the other requirements of Section 315(b) of the Indenture; provided, however, that in the case of any such sale that (x) in the aggregate with all sales to the same buyer to be made on the same date or any date within seven days of such sale, will result in Net Compressor Sales Proceeds not exceeding $5,000,000 and (y) in the aggregate with all sales made pursuant to clause (c) above in the same calendar year as such sale and for which the items described in clauses (1) and (2) above were not delivered within the time periods required above, will result in Net Compressor Sales Proceeds not exceeding $25,000,000, the requirements set forth in clauses (1) and (2) above shall be deemed to be satisfied so long as the items described in such clauses are delivered to the Indenture Trustee and the Control Party no later than 10 Business Days following the date of such sale; and
     (vi)      after giving effect to such sale, the Aggregate Note Principal Balance shall not exceed the Asset Base.”
     (b)      The definition of “Contributor” is hereby deleted in its entirety and the following shall be substituted in place thereof:
     “Contributor: Initially, each of UCI and UCO Compression 2002 LLC, a Delaware limited liability company; and upon the merger of UCO Compression 2002 LLC into UCI, UCI, any of UCI’s Affiliates that becomes a party to the Contribution Agreement in accordance with the provision of Section 3.06 thereof and their respective successors and permitted assigns.”
SECTION 4.      Sale of Certain Owner Compressors. Pursuant to the requirements of Section 645 of the Indenture, the Control Party hereby consents to the Issuer’s sale within 120 days after the Effective Date of all of the Owner Compressors that are utilized in providing contract compression services to the Users listed on Schedule 1 attached hereto and the User Contracts related thereto, to UCI or any of its Subsidiaries pursuant to the form of Bill of Sale attached hereto as Exhibit A, which Owner Compressors are to be conveyed by UCI or one of its Subsidiaries to UPL simultaneously with such sale to UCI or such Subsidiary of UCI, and each of the Issuer and UCI hereby represents and warrants to the Control Party that Schedule 2 attached hereto constitutes, as of the Effective Date, a true and accurate list of the Owner Compressors utilized by the Users listed on Schedule 1 attached hereto The Issuer represents that such sale complies with the requirements of Section 645 (ii) through (v) of the Indenture, as amended hereby and covenants and agrees that it shall, on the date of such sale, deposit all Compressor Reinvestment Sales Proceeds received from such sale into the Purchase Account in accordance with Section 315(b) of the Indenture.
SECTION 5.      Representations and Warranties. In order to induce the Deal Agent, the Series Enhancer, the Interest Rate Hedge Provider and the Control Party to enter into this Amendment, each of the Issuer and the Indenture Trustee hereby represents and warrants unto each of the Deal Agent, the Series Enhancer, the Interest Rate Hedge Provider and the Control Party as of the Effective Date as set forth in this Section 5:
     (a)      Each of the Issuer and the Indenture Trustee hereby confirms that each of the representations and warranties set forth in Articles V and VI and Section 911 of the Indenture, as applicable, is true and correct as of the Effective Date with the same effect as though each had been made as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates in which case such representations and warranties shall be correct as of such earlier date.
     (b)      The Issuer represents and warrants that, immediately prior to the effectiveness of, and after giving effect to, the amendments contemplated hereby and the sale of the Owner Compressors described in Section 4 hereof, no Event of Default, Manager Default, UCI Event, Trigger Event or Prospective Trigger Event has occurred and is continuing.
     (c)      Each of the Issuer and the Indenture Trustee hereby represents and warrants to the parties hereto that it possesses all requisite power and authority to execute and deliver, and to perform each of its obligations under, this Amendment and to effect the transactions contemplated hereby (including, without limitation, the sale of Owner Compressors described in Section 4 hereof), all of which have been duly authorized and approved by all necessary limited partnership or corporate action, as applicable, and do not require the consent of any Governmental Authority or any other Person, and agrees to furnish the Deal Agent and the Control Party with evidence of such authorization and approval upon request.
     (d)      No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any of the Issuer and the Indenture Trustee of this Amendment or any other documents to be executed by any of the Issuer and the Indenture Trustee in connection with this Amendment.
     (e)      This Amendment constitutes, and each other document executed by each of the Issuer and the Indenture Trustee in connection with this Amendment will, upon the due execution and delivery thereof, constitute the legal, valid and binding obligations of each of the Issuer and the Indenture Trustee enforceable in accordance with its terms.
SECTION 6.      Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon satisfaction of each of the conditions set forth in this Section 6:
     (a)      Each of the Deal Agent and the Control Party has received counterparts of this Amendment and such related documentation as the Deal Agent, the Control Party or their respective counsel shall determine in their reasonable discretion, in form and substance satisfactory to the Deal Agent and the Control Party, duly executed and delivered by the Issuer, the Indenture Trustee, the Deal Agent, the Interest Rate Hedge Provider and each Series Enhancer, as applicable;
     (b)      Each of the Deal Agent and the Control Party has received a certificate from the Issuer dated as of the Effective Date stating that (i) all representations and warranties of the Issuer set forth in the Indenture, as amended hereby, each of the other Related Documents, and this Amendment are true and correct; and (ii) no Event of Default, Manager Default, UCI Event, Trigger Event or Prospective Trigger Event has occurred and is continuing;
     (c)      Each of the Deal Agent and the Control Party has received a certified copy of the resolutions of the Issuer approving this Amendment and the other documents executed in connection herewith and certifying as of the Effective Date the names and true signatures of persons authorized to sign this Amendment on behalf of the Issuer;
     (d)      Each of the Deal Agent and the Control Party shall have received a certificate from the Manager dated as of the Effective Date in substantially the form of Exhibit B attached hereto;
     (e)      The Control Party shall have received an opinion of Gardere Wynne Sewell LLP, as counsel to UCI and the Issuer, with respect to a “true sale” analysis of (i) the transfers of Compressors from Old Lessor to the Issuer and (ii) the transfers of Compressors after the Closing Date by the Contributor to the Issuer, in each case after giving effect to the sales contemplated by Section 4 of this Amendment and the amendments of the Indenture described in this Amendment, and with respect to such other bankruptcy matters as the Control Party may reasonably request, in form, scope and substance reasonably satisfactory to the Control Party;
     (f)      The Control Party shall have received payment of an amendment fee in an amount equal to $15,000, which payment shall be nonrefundable and shall be made by wire transfer of immediately available funds to such account as the Control Party shall designate to the Issuer;
     (g)      No Event of Default, Manager Default, UCI Event, Trigger Event or Prospective Trigger Event has occurred and is continuing; and
     (h)      That certain Amendment Number 2 to the Management Agreement and that certain Amendment Number 1 to the Contribution and Sale Agreement shall each be effective.
SECTION 7.      Miscellaneous Provisions.
     (a)      Upon (i) the satisfaction of all of the conditions set forth in Section 6 hereof and (ii) the delivery to Control Party of (x) duly executed counterparts of this Amendment executed by each of the Issuer and the Indenture Trustee and (y) duly executed consents to this Amendment, executed by each of the Deal Agent, the Interest Rate Hedge Provider and the Requisite Global Majority (including the Control Party) which shall be evidenced by such parties signature appended hereto in the space provided below, this Amendment shall become effective as of the Effective Date.
     (b)      This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     (c)      On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Indenture, and (ii) each reference in the Indenture to “this Indenture” or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to the Indenture as amended or modified hereby.
SECTION 8.      Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 9.      Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the date first above written.

ISSUER: UCO COMPRESSION 2005 LLC
By:	/s/ J. Michael Anderson
J. Michael Anderson, Senior Vice President and Chief Financial Officer

INDENTURE TRUSTEE: WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Melissa M. Wiley
Melissa M. Wiley, Corporate Trust Officer

     In accordance with Section 1002 of the Indenture, the undersigned hereby consent to this Amendment.
DEAL AGENT:
WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Daniel Miller
	Name:	Daniel Miller
	Title:	Managing Director

     In accordance with Section 1002 of the Indenture, each of the undersigned hereby consents to this Amendment.
INTEREST RATE HEDGE PROVIDER:
WACHOVIA BANK, NATIONAL ASSOCIATION

By:	Kim V. Farr
	Name:	Kim V. Farr
	Title:	Director

AMBAC FINANCIAL SERVICES, LLC

By:	/s/ Robert Donovan
Name:
Title:

By:	/s/ David Trick
Name:
Title:

REQUISITE GLOBAL MAJORITY, CONTROL PARTY
AND SERIES ENHANCER:
AMBAC ASSURANCE CORPORATION

By:	/s/ Bracken Gardner
	Name:	Bracken Gardner
	Title:	Vice President

SCHEDULE 1
Owner Compressors Users
Aka
Aka Energy Group, LLC
Frontier Field Services LLC
Columbia Gas Transmission (Frontier)
Gruy Petroleum
Kelton Gas Services
Lumen Energy Corporation
Lumen Holdings LLC
Cimarex
Cimarex Energy Company
Cimarex Energy Services, Inc
Cimarex Energy Company of Colorado
Columbus Energy Corporation
Key Production Company, Inc
Magnum Producing LP
Comstock
Comstock Resources, Inc
Comstock Offshore LLC
Bois d’Arc Energy, Inc
Ovation Energy LP
Devon
Devon Energy
Devon Energy Corporation
Devon Production Company LP
Devon Sfs Operating, Inc
Devon Gas Services LP
Devon Louisiana Corporation
Devonian Resources, Inc
Devon Natural Gas Corporation
Tall Grass Gas Services LLC
Acacia Natural Gas Corporation
Ocean Energy, Inc
Ocean Energy Resources, Inc
Energen Resources Corporation
Encana Oil & Gas
Eog Resources, Inc
Red Willow Production Company
Plus with respect to each of the above referenced entities, any affiliates of the applicable Users named or referenced in the underlying contract compression services-related agreement of such contracting entity.

SCHEDULE 2
List of Owner Compressors as of the Effective Date
[See Attached]

EXHIBIT A
FORM OF BILL OF SALE
[___]
4444 Brittmoore Road
Houston, Texas 77041
Ladies and Gentlemen:
     We refer to Section 645 of the Indenture, dated as of October 28, 2005 as amended by that certain Amendment Number 1 to Indenture dated as of July 31, 2006 and that certain Amendment Number 2 to Indenture dated as of June 29, 2007, (as amended, restated or supplemented, collectively, the “Indenture”) entered into by and between UCO Compression 2005 LLC (the “Issuer”) and Wells Fargo Bank, National Association. Terms used and not otherwise defined herein shall have the respective meaning given thereto in Appendix A to the Indenture.
     The undersigned (hereinafter “Seller”) in consideration of the sum of ___, legal currency of the United States of America (US$___), paid to it via wire transfer to the Purchase Account by you or on your behalf (hereinafter “Buyer”), the receipt of which is hereby acknowledged, hereby grants, bargains, sells, conveys, transfers and sets over unto Buyer, all of our right, title and interest in and to the Compressors described in Schedule 1 hereto and the Compressor Related Assets related thereto and any contract compression revenues from User Contracts received on or after the date hereof (herein collectively called the “Items of Equipment”).
     Seller hereby warrants and represents to you and your successors and assigns that we have good and marketable legal and beneficial title to, and good and lawful right to sell, the Items of Equipment, that the Items of Equipment are free and clear of any and all claims, liens, security interests and other encumbrances of any kind or nature whatsoever other than Permitted Encumbrances and that upon the delivery of this Bill of Sale to you, you will have received all rights, title and interests in the Items of Equipment free and clear of any and all claims, liens, security interests and other encumbrances of any kind or nature whatsoever other than Permitted Encumbrances. Seller covenants that it will defend your interest in the Items of Equipment against the claims and demands of all persons and will indemnify and hold harmless you and your successors and assigns from and against any and all losses, damages and expenses, including reasonable attorneys’ fees, incurred by such, resulting from or relating to the breach by us of any representations or warranties contained herein.
     This Bill of Sale is made and given in good faith and not for the purpose of defrauding creditors or purchasers. The transfer evidenced by this Bill of Sale is intended to be an absolute assignment and conveyance and a true sale, as contemplated in Section 9-109(e) of the Uniform Commercial Code, as adopted by the State of Texas.

     THIS BILL OF SALE SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND, AS APPLICABLE, THE LAWS OF THE UNITED STATES OF AMERICA.
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     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed in its name by its duly authorized officer this ___day of ___2007.

UCO COMPRESSION 2005 LLC
By:
Name:
Title:

Schedule 1
to Bill of Sale
ITEMS OF EQUIPMENT

EXHIBIT B
FORM OF CERTIFICATE OF MANAGER
     UNIVERSAL COMPRESSION, INC., a Texas corporation (the “Manager”), delivers this Certificate to Ambac Assurance Corporation, as the Control Party (the “Control Party”) under the Series 2005-1 Notes and Series 2005-2 Notes issued pursuant to that certain Indenture dated as of October 28, 2005 as amended by that certain Amendment Number 1 to the Indenture dated as of July 31, 2006 by and between UCO Compression 2005 LLC, a Delaware limited liability company (the “Issuer”) and Wells Fargo Bank, National Association, as indenture trustee (in such capacity, the “Indenture Trustee”) (such indenture, as amended, modified or supplemented prior to the date hereof, the “Indenture”). All defined terms used and not otherwise defined herein shall, unless the context otherwise requires, have the meanings assigned thereto in Appendix A to the Indenture. Reference is hereby made to (a) Amendment Number 2 to the Indenture dated as of June 29, 2007 (the “Indenture Amendment”), (b) Amendment Number 2 to the Management Agreement dated as of June 29, 2007 (the “Management Agreement Amendment”), and (c) Amendment Number 1 to the Contribution and Sale Agreement dated as of June 29, 2007 (the “Contribution Agreement Amendment” and, collectively with the “Indenture Amendment” and the “Management Agreement Amendment”, the “Amendments”).
     The Manager hereby certifies, warrants and represents to the Control Party as of the date hereof, that both immediately prior to the effectiveness of the Amendments and immediately after giving effect to the Amendments, and both immediately prior to and immediately after giving effect to the sale of Owner Compressors described in Section 4 of the Indenture Amendment:
(a)      no Event of Default, Manager Default, UCI Event, Trigger Event or Prospective Trigger Event shall have occurred and be continuing;
(b)      the Aggregate Note Principal Balance shall not exceed the Asset Base;
(c)      to the best of its knowledge after due inquiry based on the most current information available, the Users of the Owner Compressors listed on Schedule 1 attached to the Bill of Sale are not Users of any Owner Compressors other than the Owner Compressors described on such Schedule 1; and
(d)      UPL and UCOP are Subsidiaries of the Manager.
This Certificate has been duly executed and delivered by the Manager as of this 29th day of June 2007.

UNIVERSAL COMPRESSION, INC.
By:
Lee Sumrall, Vice President, Financial Services